Exhibit 23B

The Board of Directors

PainCare, Inc.

We consent to the use of our report, dated March 6, 2003, in the Registration Statement on Form S-3 dated January, 2004 and to the reference to our firm under the heading “Experts” therein.

TSCHOPP, WHITCOMB & ORR, P.A.

Maitland, Florida

January 26, 2004